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                                                               Exhibit 10.19


                                                               MARCH 22, 2004


                      FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment to Lease Agreement ("First Amendment") is made and entered into this 22nd day of March, 2004 by and between WILLIAM J. CALLAHAN, an individual with an address c/o P.O. Box 269, Bedford, MA 01730 (the "Landlord"), and NITROMED, INC., a Delaware corporation having an address at 12 Oak Park Drive, Bedford, MA (the "Tenant").

                             W I T N E S S E T H

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of May 29, 1997 (the "Original Lease"); and

     WHEREAS, Landlord and Tenant mutually desire to amend the Original Lease as hereinafter set forth; and

     WHEREAS, the Original Lease, as amended by this First Amendment shall be collectively referred to herein as the "Lease".

     NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration and in consideration of the covenants and agreements set forth herein, Landlord and Tenant agree to amend the Original Lease as follows:

     1. RECITALS; CAPITALIZED TERMS. The recitals set forth above are true and correct. Capitalized terms not defined herein will have the definitions ascribed to them in the Original Lease.

     2. TERM. The Term shall be extended for an additional four (4) months from the current expiration date of May 31, 2004, such that said Term shall expire at midnight on September 30, 2004. The period from June 1, 2004 until midnight on September 30, 2004 shall be referred to herein as the "Extended Term." The Extended Term described in this Section 2 shall not be deemed an exercise of any rights that Tenant may have had in connection with Section 24 (Extension of Term) of the Original Lease.

     3. BASIC RENT. During the Extended Term, Tenant shall pay Basic Rent to the Landlord at a rate that is equal to one hundred and fifty percent (150%) of the monthly Basic Rent that is due and payable under Section 6 (Basic Rent; Additional Rent) of the Original Lease as of the date hereof. The parties hereby acknowledge and agree that the amount of Basic Rent for each month of the Extended Term shall be Seventy Two Thousand Five Hundred Dollars and No/100 ($72,500.00), which amount shall be due on the first day of each month in advance.

     4. LANDLORD'S AND TENANT'S WARRANTIES. Landlord warrants that (i) Landlord owns the Building; (ii) Landlord has the authority to enter into this First Amendment with Tenant and that Landlord has performed all acts and obtained all approvals necessary to make this First Amendment a valid, binding, legal obligation of Landlord; and (iii) there are no liens or similar claims (excluding mortgages) upon Landlord or against the Premises.


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     Tenant warrants that it has the authority to enter into this First
Amendment and that Tenant has performed all acts and obtained all approvals necessary to make this First Amendment a valid, binding, legal obligation of Tenant.

     5. BROKERS. Landlord and Tenant each represent and warrant to the other that they have dealt with no broker or agent in connection with this First Amendment. Landlord and Tenant each agree to indemnify and hold the other harmless from and against any and all costs, expenses, and liabilities (including reasonable attorneys' fees) that the other may incur as a result of a claim by any broker or agent alleging to have acted on behalf of the indemnifying party in connection with this First Amendment.

     6. MISCELLANEOUS. Except as expressly modified hereby, the Original Lease remains unmodified and in full force and effect. In the event of a conflict between the terms of the Original Lease and this First Amendment, the terms of this First Amendment shall control.

     7. COUNTERPARTS; FACSIMILE. This Fist Amendment may be executed in multiple counterparts, each of which together shall form one and the same original instrument. A facsimile signature on any counterpart shall for all purposes be deemed to be an original.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease under seal as of the date first written above.


LANDLORD:                                TENANT:


                                         NITROMED, INC., a Delaware corporation


By: /s/ William J. Callahan              By: /s/ Joseph Grimm
    -------------------------------          -----------------------------------
    William J. Callahan, individually        Name: Joseph Grimm
                                             Title: CFO/Treasurer


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